PRESS RELEASE FOR EAGLE BANCORP, INC. IMMEDIATE RELEASE CONTACT: Eric R. Newell October 21, 2026 240.497.1796 EAGLE BANCORP, INC. ANNOUNCES THIRD QUARTER 2026 RESULTS BETHESDA, MD, Eagle Bancorp, Inc. ("Eagle" or the "Company") (NASDAQ: EGBN), the Bethesda-based holding company for EagleBank (the "Bank"), one of the largest community banks in the Washington D.C. area, reported its unaudited results for the third quarter ended September 30, 2026. Eagle reported net income of $24.2 million or $0.79 per share for the third quarter 2026, compared to $6.9 million or $0.23 per share for the second quarter of 2026. This $17.3 million increase in net income is primarily due to a $18.6 million lower provision for credit losses, compared to the prior quarter. In the third quarter, net interest income decreased $1.0 million, noninterest income decreased $1.2 million, while noninterest expense increased $3.1 million. Pre-provision net revenue ("PPNR")1 declined in the third quarter to $23.8 million compared to $29.1 million for the prior quarter reflecting higher noninterest expense, lower noninterest income, and slightly lower net interest income. "This quarter provides tangible evidence of progress in executing on our strategy. Criticized and classified loans declined, net charge-offs moderated significantly, funding costs improved, and total commercial deposits grew sequentially. We also recognize that the increase in nonperforming assets, driven primarily by one significant relationship, means our asset quality work is not complete. We remain focused on resolving problem assets, strengthening relationship-based funding, and translating the capabilities of this franchise into consistent, profitable growth," said Steve Curley, President and Chief Executive Officer of the Company. Curley continued, “We also took important steps to strengthen Eagle’s growth capabilities by establishing a commercial banking presence in Baltimore, adding experienced leaders to our commercial real estate business, and appointing a new Chief People Officer. We are bringing together the talent, market coverage, and organizational leadership needed to support disciplined, profitable growth.” Additionally, the Company is announcing today a cash dividend in the amount of $0.01 per share. The cash dividend will be payable on November 17, 2026 to shareholders of record on November 6, 2026. 1 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

Third Quarter of 2026 Key Elements • The Company announces today the declaration of a common stock dividend of $0.01 per share. • Total C&I loans (including owner-occupied) increased $536.5 million, or 19.54%, year- over-year, and period end C&I deposit growth totaled $111.1 million, or 6.43%. The growth in deposits reflects the continued development of our banking relationships and supports our focus on relationship-based banking. • As of the current quarter-end, the Company's CRE concentration ratio was 245.8% compared to 267.6% the prior quarter. ADC concentration was 62.2% compared to 66.2% in the prior quarter. These reductions reflect continued portfolio diversification and position the Company to pursue growth opportunities from a position of strength. • The ACL as a percentage of total loans was 1.84% at quarter-end; up from 1.83% at the prior quarter-end as specific reserves for non-performing loans increased and the qualitative reserve for performing CRE office loans ("office overlay") declined. Performing office coverage2 was 4.86% at quarter-end; as compared to 7.22% at the prior quarter- end, as the CRE office portfolio decreased and asset quality indicators improved. • Non-performing assets increased by $52.9 million to $166.0 million as of September 30, 2026, representing 1.75% of total assets, compared to $113.1 million, representing 1.17% of total assets as of June 30, 2026. During the quarter, non-performing loan inflows totaled $73.7 million, 76.0% of which resulted from a single loan migration. Reductions of $18.8 million primarily reflected pay-offs and underlying collateral liquidations. • Including loans held for sale, substandard and special mention loans totaled $648.4 million at September 30, 2026, compared to $759.6 million in the prior quarter. Substandard and special mention loans held for sale totaled $13.5 million and $25.6 million at September 30, 2026 and June 30, 2026, respectively. • Annualized quarterly net charge-offs for the third quarter of 2026 were 0.25% compared to 2.78% for the second quarter of 2026. Charge offs during the quarter declined due to less disposition activity related to classified assets. • The net interest margin ("NIM") increased to 2.60% for the third quarter of 2026, compared to 2.52% for the prior quarter, primarily driven by improved funding mix as reduced brokered deposit usage lowered cost of funds. This improvement was partially offset by lower interest income from declines in loan balances. • At quarter-end, the common equity ratio, tangible common equity ratio1, and common equity tier 1 capital (to risk-weighted assets) ratio were 12.24%, 12.24%, and 14.99%, respectively. Income Statement • Net interest income was $61.3 million for the third quarter of 2026, compared to $62.4 million for the prior quarter. Both interest income and interest expense declined during the 2 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document. 2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total performing office loans.

quarter, reflecting the impact of declining average interest-earning balances and a reduction in higher cost brokered deposits. • Provision for credit losses was $2.8 million for the third quarter of 2026, compared to $21.4 million for the prior quarter. The decrease was primarily due to the adequacy of reserves reflecting the Bank's efforts to resolve problem loan assets. The provision related to the reserve for unfunded commitments was $10 thousand, compared to $8 thousand in the prior quarter. • Noninterest income was $9.6 million for the third quarter of 2026, a decrease of $1.2 million, compared to $10.8 million for the prior quarter. The decrease in the current quarter noninterest income was primarily due to no gains on the sale of loans during the quarter, compared to a gain on sale of loans of $2.3 million in the prior quarter. This was partially offset by higher swap fee income of $1.1 million. • Noninterest expense was $47.1 million for the third quarter of 2026, compared to $44.0 million for the prior quarter. The increase over the prior quarter was primarily due to a $4.9 million increase in salaries and employee benefits driven by non-recurring $1.5 million in accelerated stock awards, $1.5 million in salary expenses from increased headcount, and non-recurring $1.3 million in annual incentives. This increase was partially offset by a $2.1 million reduction in FDIC insurance expense from improved performance metrics. • Income tax benefit was $3.3 million for the third quarter of 2026, compared to a $0.7 million expense for the prior quarter, primarily due to a state tax refund in the third quarter of 2026. Loans and Funding • Total loans, including loans held for sale, were $6.6 billion at September 30, 2026, a decrease of 1.4% from the prior quarter-end. The decrease in total loans was primarily driven by declines in income-producing real estate loans, partially offset by an increase from the purchase of residential mortgage real estate loans. • Total deposits at quarter-end were $8.0 billion, down $151.1 million, or 1.8%, from the prior quarter-end. Brokered deposits declined $348.0 million quarter over quarter. The decrease in total deposits was primarily driven by lower balances in interest-bearing transaction, savings, and money market accounts, partially offset by an increase in time deposits. Deposits decreased $1.4 billion compared to September 30, 2025. Asset Quality • Allowance for credit losses was 1.84% of total loans held for investment at September 30, 2026, compared to 1.83% at the prior quarter-end as specific reserves for non-performing loans increased and the office overlay declined. Performing office coverage was 4.86% at quarter-end; as compared to 7.22% at the prior quarter-end, as the CRE office portfolio decreased and asset quality indicators improved. • Net charge-offs were $4.2 million for the quarter, compared to $47.9 million in the second quarter of 2026. This decrease was primarily associated with less disposition activity related to classified assets. 3

• Non-performing assets ("NPAs") were $166.0 million at September 30, 2026. ◦ NPAs as a percentage of assets were 1.75% at September 30, 2026, compared to 1.17% at the prior quarter-end. At September 30, 2026, the Bank had no OREO properties on its books. ◦ Loans 30-89 days past due were $357.0 thousand at September 30, 2026, compared to $44.1 million at the prior quarter-end. Capital • Total shareholders' equity was $1.2 billion at September 30, 2026, up 0.7% from the prior quarter-end. The increase in shareholders' equity was primarily due to quarterly net income that increased capital, partially offset by higher unrealized losses on investment securities available-for-sale resulting in an increase in the accumulated other comprehensive loss. • Book value per share and tangible book value per share3 were $38.00 and $38.00, an increase of 0.7% from the prior quarter-end. Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended September 30, 2026 as compared to the three months ended June 30, 2026 and September 30, 2025, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the SEC. About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and three lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, opportunity, belonging, and inclusion in both its workplace and the communities in which it operates. Conference call: Eagle Bancorp will host a conference call to discuss its third quarter of 2026 financial results on Thursday, October 22, 2026 at 10:00 a.m. Eastern Time. The listen-only webcast can be accessed at: • https://edge.media-server.com/mmc/p/tvt4t76d/ • For analysts who wish to participate in the conference call, please register at the following URL: https://register-conf.media-server.com/register/BI5ebb8fdea9ff49479264f6b9339b6180 • A replay of the conference call will be available on the Company's website through Thursday, November 5, 2026: https://www.eaglebankcorp.com/ 4 3 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events, financial condition, asset quality or results of Company operations and policies and regarding general economic conditions. In some cases, forward- looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "strategy," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including reductions in the size of the federal government workforce; changes in government spending; the economic effects of an extended government shutdown; the proposal, announcement or imposition of tariffs; volatility in interest rates and interest rate, monetary and fiscal policy; inflation levels; competitive factors; our ability to access cost-effective funding) and other conditions (such as the impact of bank failures, credit losses or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and in other periodic and current reports filed with the SEC, including the Company's Quarterly Reports on Form 10-Q. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. 5

Eagle Bancorp, Inc. Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share data) Three Months Ended September 30, June 30, September 30, 2026 2026 2025 Interest Income Interest and fees on loans $ 102,260 $ 106,358 $ 123,704 Interest and dividends on investment securities 9,898 9,243 10,527 Interest on balances with other banks and short-term investments 9,434 10,978 15,872 Total interest income 121,592 126,579 150,103 Interest Expense Interest on deposits 58,195 61,623 79,385 Interest on customer repurchase agreements — — 202 Interest on other short-term borrowings 64 582 332 Interest on long-term borrowings 2,024 2,024 2,025 Total interest expense 60,283 64,229 81,944 Net Interest Income 61,309 62,350 68,159 Provision for Credit Losses 2,809 21,448 113,215 Provision (Reversal) for Credit Losses for Unfunded Commitments 10 8 (38) Net Interest Income (Loss) After Provision for Credit Losses 58,490 40,894 (45,018) Noninterest Income Service charges on deposits 1,794 1,733 1,773 Gain (loss) on sale of loans — 2,291 (3,550) Net gain (loss) on sale of investment securities 21 266 (1,982) Increase in cash surrender value of bank-owned life insurance 5,773 5,672 5,293 Other income 1,976 797 961 Total noninterest income 9,564 10,759 2,495 Noninterest Expense Salaries and employee benefits 28,274 23,366 21,290 Premises and equipment expenses 2,331 2,445 2,944 Marketing and advertising 1,474 1,161 1,316 Data processing 4,090 4,257 3,950 Legal, accounting and professional fees 4,046 4,783 2,396 FDIC insurance 2,811 4,862 6,665 Other expenses 4,075 3,154 3,336 Total noninterest expense 47,101 44,028 41,897 Income (Loss) Before Income Tax Expense 20,953 7,625 (84,420) Income Tax Expense (Benefit) (3,293) 707 (16,907) Net Income (Loss) $ 24,246 $ 6,918 $ (67,513) Earnings (Loss) Per Common Share Basic $ 0.80 $ 0.23 $ (2.22) Diluted $ 0.79 $ 0.23 $ (2.22) 6

Eagle Bancorp, Inc. Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except per share data) September 30, June 30, September 30, 2026 2026 2025 Assets Cash and due from banks $ 13,643 $ 13,394 $ 9,395 Interest-bearing deposits with banks and other short-term investments 528,617 612,349 841,372 Investment securities available-for-sale at fair value (amortized cost of $991,993, $984,607, and $1,161,644 respectively, and allowance for credit losses of $—, $—, and $—, respectively) 892,030 904,183 1,073,412 Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $409, $454, and $1,199 respectively (fair value of $684,454, $730,994, and $786,662 respectively) 797,449 814,878 872,418 Federal Reserve and Federal Home Loan Bank stock 27,885 32,500 28,306 Loans held for sale, at lower of cost or fair value 13,534 49,663 136,506 Loans held for investment, at amortized cost 6,563,354 6,622,435 7,304,679 Less: allowance for credit losses (120,781) (121,141) (156,228) Loans held for investment, net of allowance 6,442,573 6,501,294 7,148,451 Premises and equipment, net 14,744 13,239 10,503 Operating lease right-of-use assets 26,917 27,964 29,791 Deferred income taxes 140,393 134,077 77,362 Bank-owned life insurance 346,696 345,469 330,426 Other real estate owned — 1,966 14,684 Other assets 219,817 207,938 242,876 Total Assets $ 9,464,298 $ 9,658,914 $ 10,815,502 Liabilities and Shareholders' Equity Liabilities Deposits: Noninterest-bearing demand $ 1,552,920 $ 1,567,336 $ 1,577,197 Interest-bearing transaction 864,462 973,651 932,500 Savings and money market 2,845,653 3,061,987 3,702,579 Time deposits 2,770,972 2,582,123 3,251,283 Total deposits 8,034,007 8,185,097 9,463,559 Customer repurchase agreements — — 13,725 Other short-term borrowings — 100,000 — Long-term borrowings 76,676 76,593 76,346 Operating lease liabilities 34,045 35,081 36,278 Reserve for unfunded commitments 3,329 3,319 4,886 Other liabilities 157,840 108,318 97,232 Total Liabilities 8,305,897 8,508,408 9,692,026 Shareholders' Equity Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,480,480, 30,490,409, and 30,366,555 respectively 302 302 300 Additional paid-in capital 388,405 385,082 389,305 Retained earnings 882,490 858,601 831,685 Accumulated other comprehensive loss (112,796) (93,479) (97,814) Total Shareholders' Equity 1,158,401 1,150,506 1,123,476 Total Liabilities and Shareholders' Equity $ 9,464,298 $ 9,658,914 $ 10,815,502 7

Loan Mix and Asset Quality (Dollars in thousands) September 30, June 30, September 30, 2026 2026 2025 Amount % Amount % Amount % Loan Balances - Period End: Commercial $ 1,544,426 24% $ 1,540,766 23% $ 1,217,805 17 % Income producing - commercial real estate 2,587,587 39% 2,729,383 41% 3,453,033 47 % Owner occupied - commercial real estate 1,641,411 25% 1,660,748 25% 1,494,711 20 % Real estate mortgage - residential 134,529 2% 35,535 1% 44,684 1 % Construction - commercial and residential 516,565 8% 523,121 8% 1,010,367 14 % Construction - C&I (owner occupied) 96,509 1% 88,458 1% 33,378 — % Home equity 41,265 1% 43,479 1% 49,333 1 % Other 1,062 — % 945 — % 1,368 — % Total loans $ 6,563,354 100% $ 6,622,435 100% $ 7,304,679 100 % Three Months Ended or As Of September 30, June 30, September 30, 2026 2026 2025 Asset Quality: Non-performing loans $ 166,021 $ 111,124 $ 118,647 Other real estate owned — 1,966 14,684 Non-performing assets $ 166,021 $ 113,090 $ 133,331 Net charge-offs $ 4,156 $ 47,909 $ 140,814 Special mention $ 195,087 $ 274,187 $ 423,685 Substandard $ 439,761 $ 459,773 $ 534,789 8

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended					
	September 30, 2026			June 30, 2026		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,057,929	$ 9,434	3.54 %	$ 1,226,640	$ 10,978	3.59 %
Loans held for sale [1]	20,925	38	0.72 %	40,356	910	9.04 %
Loans [1] [2]	6,524,107	102,222	6.22 %	6,888,734	105,448	6.14 %
Investment securities available-for-sale [2]	956,701	5,654	2.34 %	950,891	5,147	2.17 %
Investment securities held-to-maturity [2]	807,289	4,244	2.09 %	830,921	4,096	1.98 %
Total interest earning assets	9,366,951	121,592	5.15 %	9,937,542	126,579	5.11 %
Noninterest earning assets	738,945			737,466		
Less: allowance for credit losses	(123,338)			(151,328)		
Total noninterest earning assets	615,607			586,138		
Total Assets	$ 9,982,558			$10,523,680		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,273,097	$ 8,414	2.62 %	$ 1,447,015	$ 9,379	2.60 %
Savings and money market	2,955,588	22,465	3.02 %	3,194,094	24,139	3.03 %
Time deposits	2,638,082	27,244	4.10 %	2,683,953	28,044	4.19 %
Total interest bearing deposits	6,866,767	58,123	3.36 %	7,325,062	61,562	3.37 %
Derivative collateral liability	25,874	72	1.10 %	14,834	61	1.62 %
Other short-term borrowings	6,524	64	3.89 %	60,440	582	3.87 %
Long-term borrowings	76,647	2,024	10.48 %	76,566	2,024	10.60 %
Total interest bearing liabilities	6,975,812	60,283	3.43 %	7,476,902	64,229	3.45 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,709,922			1,760,058		
Other liabilities	132,953			133,356		
Total noninterest bearing liabilities	1,842,875			1,893,414		
Shareholders' equity	1,163,871			1,153,364		
Total Liabilities and Shareholders' Equity	$ 9,982,558			$10,523,680		
Net interest income		$ 61,309			$ 62,350	
Net interest spread			1.72 %			1.66 %
Net interest margin			2.60 %			2.52 %
Cost of funds			2.75 %			2.79 %

(1) Loans placed on non-accrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $2.9 million and $3.9 million for the three months ended September 30, 2026 and June 30, 2026, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

9

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,					
	2026			2025		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,057,929	$ 9,434	3.54 %	$ 1,449,871	$ 15,974	4.37 %
Loans held for sale [1]	20,925	38	0.72 %	19,441	389	7.94 %
Loans [1] [2]	6,524,107	102,222	6.22 %	7,648,459	123,315	6.40 %
Investment securities available-for-sale [2]	956,701	5,654	2.34 %	1,134,993	5,866	2.05 %
Investment securities held-to-maturity [2]	807,289	4,244	2.09 %	884,779	4,661	2.09 %
Total interest earning assets	9,366,951	121,592	5.15 %	11,137,543	150,205	5.35 %
Noninterest earning assets	738,945			658,014		
Less: allowance for credit losses	(123,338)			(198,158)		
Total noninterest earning assets	615,607			459,856		
Total Assets	$ 9,982,558			$11,597,399		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,273,097	$ 8,414	2.62 %	$ 1,391,316	$ 10,824	3.09 %
Savings and money market	2,955,588	22,465	3.02 %	3,576,595	30,875	3.42 %
Time deposits	2,638,082	27,244	4.10 %	3,312,333	37,686	4.51 %
Total interest bearing deposits	6,866,767	58,123	3.36 %	8,280,244	79,385	3.80 %
Customer repurchase agreements	—	—	— %	25,557	202	3.14 %
Derivative collateral liability	25,874	72	1.10 %	9,225	102	4.39 %
Other short-term borrowings	6,524	64	3.89 %	29,350	332	4.49 %
Long-term borrowings	76,647	2,024	10.48 %	76,318	2,025	10.52 %
Total interest bearing liabilities	6,975,812	60,283	3.43 %	8,420,694	82,046	3.87 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,709,922			1,882,971		
Other liabilities	132,953			111,586		
Total noninterest bearing liabilities	1,842,875			1,994,557		
Shareholders' equity	1,163,871			1,182,148		
Total Liabilities and Shareholders' Equity	$ 9,982,558			$11,597,399		
Net interest income		$ 61,309			$ 68,159	
Net interest spread			1.72 %			1.48 %
Net interest margin			2.60 %			2.43 %
Cost of funds			2.75 %			3.16 %

(1) Loans placed on non-accrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $2.9 million and $3.7 million for the three months ended September 30, 2026 and 2025, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

10

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended							
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Income Statements:								
Total interest income	$ 121,592	$ 126,579	$ 131,901	$ 149,526	$ 150,103	$ 151,443	$ 153,878	$ 168,417
Total interest expense	60,283	64,229	68,207	81,223	81,944	83,667	88,229	97,623
Net interest income	61,309	62,350	63,694	68,303	68,159	67,776	65,649	70,794
Provision for credit losses	2,809	21,448	13,382	15,468	113,215	138,159	26,255	12,132
Provision (reversal) for credit losses for unfunded commitments	10	8	(1,779)	203	(38)	1,759	(297)	(1,598)
Net interest income after provision for credit losses	58,490	40,894	52,091	52,632	(45,018)	(72,142)	39,691	60,260
Noninterest income before investment gain	9,543	10,493	12,705	12,183	4,477	8,268	8,203	4,063
Net gain (loss) on sale of investment securities	21	266	3	9	(1,982)	(1,854)	4	4
Total noninterest income	9,564	10,759	12,708	12,192	2,495	6,414	8,207	4,067
Salaries and employee benefits	28,274	23,366	23,247	22,661	21,290	21,940	21,968	22,597
Premises and equipment expenses	2,331	2,445	2,533	2,861	2,944	3,019	3,203	2,635
Marketing and advertising	1,474	1,161	868	1,185	1,316	1,144	1,371	1,340
Legal Contingency	—	(206)	—	10,000	—	—	—	—
Other expenses	15,022	17,262	22,092	33,130	16,347	17,367	18,909	17,960
Total noninterest expense	47,101	44,028	48,740	69,837	41,897	43,470	45,451	44,532
Income (loss) before income tax expense	20,953	7,625	16,059	(5,013)	(84,420)	(109,198)	2,447	19,795
Income tax expense	(3,293)	707	1,341	(2,574)	(16,907)	(39,423)	772	4,505
Net income (loss)	24,246	6,918	14,718	(2,439)	(67,513)	(69,775)	1,675	15,290
Per Share Data:								
Earnings (loss) per weighted average common share, basic	$ 0.80	$ 0.23	$ 0.48	$ (0.08)	$ (2.22)	$ (2.30)	$ 0.06	$ 0.51
Earnings (loss) per weighted average common share, diluted	$ 0.79	$ 0.23	$ 0.48	$ (0.08)	$ (2.22)	$ (2.30)	$ 0.06	$ 0.50
Weighted average common shares outstanding, basic	30,480,634	30,495,258	30,422,259	30,368,432	30,367,997	30,373,167	30,275,001	30,199,433
Weighted average common shares outstanding, diluted	30,634,112	30,570,105	30,540,379	30,584,374	30,367,997	30,510,847	30,404,262	30,321,644
Actual shares outstanding at period end	30,480,480	30,490,409	30,494,659	30,359,632	30,366,555	30,364,983	30,368,843	30,202,003
Book value per common share at period end	$ 38.00	$ 37.73	$ 37.56	$ 37.26	$ 37.00	$ 39.03	$ 40.99	$ 40.60
Tangible book value per common share at period end[(1)]	$ 38.00	$ 37.73	$ 37.56	$ 37.26	$ 37.00	$ 39.03	$ 40.99	$ 40.59
Dividend per common share	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.165	$ 0.165	$ 0.165
Performance Ratios (annualized):								
Return on average assets	0.96 %	0.26 %	0.54 %	(0.08)%	(2.31)%	(2.33)%	0.06 %	0.48 %
Return on average common equity	8.26 %	2.41 %	5.20 %	(0.85)%	(22.66)%	(22.35)%	0.55 %	4.94 %
Return on average tangible common equity[(1)]	8.26 %	2.41 %	5.20 %	(0.85)%	(22.66)%	(22.35)%	0.55 %	4.94 %
Net interest margin	2.60 %	2.52 %	2.47 %	2.38 %	2.43 %	2.37 %	2.28 %	2.29 %
Efficiency ratio[(2)]	66.5 %	60.2 %	63.8 %	86.8 %	59.3 %	58.6 %	61.5 %	59.5 %
Other Ratios:								
Allowance for credit losses to total loans[(3)]	1.84 %	1.83 %	2.12 %	2.19 %	2.14 %	2.38 %	1.63 %	1.44 %
Allowance for credit losses to total non-performing loans	72.75 %	109.01 %	114.29 %	149.31 %	131.67 %	81.17 %	64.59 %	54.81 %
Non-performing assets to total assets	1.75 %	1.17 %	1.31 %	1.04 %	1.23 %	2.16 %	1.79 %	1.90 %
Net charge-offs (recoveries) (annualized) to average total loans[(3)]	0.25 %	2.78 %	1.46 %	0.67 %	7.36 %	4.22 %	0.57 %	0.48 %
Tier 1 capital (to average assets)	12.08 %	11.22 %	10.63 %	9.72 %	10.40 %	10.63 %	11.11 %	10.74 %
Total capital (to risk weighted assets)	16.25 %	15.84 %	15.05 %	14.33 %	14.83 %	15.27 %	15.86 %	15.86 %
Common equity tier 1 capital (to risk weighted assets)	14.99 %	14.58 %	13.80 %	13.07 %	13.58 %	14.01 %	14.61 %	14.63 %
Tangible common equity ratio[(1)]	12.24 %	11.91 %	11.51 %	10.78 %	10.39 %	11.18 %	11.00 %	11.02 %
Average Balances (in thousands):								
Total assets	$ 9,982,558	$ 10,523,680	$ 11,029,930	$ 11,964,701	$ 11,597,399	$ 11,989,095	$ 12,118,190	$ 12,575,722
Total earning assets	9,366,951	9,937,542	10,456,689	11,389,162	11,137,543	11,487,006	11,640,162	12,303,940
Total loans[(3)]	6,524,107	6,888,734	7,112,483	7,338,320	7,648,459	7,942,333	7,933,695	7,971,907
Total deposits	8,576,689	9,085,120	9,652,007	10,590,252	10,163,215	10,226,095	9,883,233	10,056,463
Total borrowings	83,171	137,006	76,483	83,056	131,225	355,914	794,940	1,118,276
Total shareholders' equity	1,163,871	1,153,364	1,147,585	1,140,402	1,182,148	1,252,252	1,242,805	1,230,573

(1) A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

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GAAP Reconciliation to Non-GAAP Financial Measures (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended		
	September 30, 2026	June 30, 2026	September 30, 2025
Tangible common equity			
Common shareholders' equity	$ 1,158,401	$ 1,150,506	$ 1,123,476
Less: Intangible assets	—	—	—
Tangible common equity	$ 1,158,401	$ 1,150,506	$ 1,123,476
Tangible common equity ratio			
Total assets	$ 9,464,298	$ 9,658,914	$ 10,815,502
Less: Intangible assets	—	—	—
Tangible assets	$ 9,464,298	$ 9,658,914	$ 10,815,502
Tangible common equity ratio	12.24 %	11.91 %	10.39 %
Per share calculations			
Book value per common share	$ 38.00	$ 37.73	$ 37.00
Less: Intangible book value per common share	$ —	$ —	$ —
Tangible book value per common share	$ 38.00	$ 37.73	$ 37.00
Shares outstanding at period end	30,480,480	30,490,409	30,366,555
Average tangible common equity			
Average common shareholders' equity	$ 1,163,871	$ 1,153,364	$ 1,182,148
Less: Average intangible assets	—	—	—
Average tangible common equity	$ 1,163,871	$ 1,153,364	$ 1,182,148
Return on average tangible common equity			
Net (loss) income	$ 24,246	$ 6,918	$ (67,513)
Return on average tangible common equity	8.26%	2.41%	(22.66)%
Pre-provision net revenue			
Net interest income	$ 61,309	$ 62,350	$ 68,159
Noninterest income	9,564	10,759	2,495
Less: Noninterest expense	(47,101)	(44,028)	(41,897)
Pre-provision net revenue	$ 23,772	$ 29,081	$ 28,757

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, and the annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.

Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans.

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